                                                                    EXHIBIT 99.1


                             [FOOT LOCKER, INC. LOGO]

                             N E W S   R E L E A S E

                                           CONTACT: Peter D. Brown
                                                    Vice President, Treasurer
                                                    and Investor Relations
                                                    Foot Locker, Inc.
                                                    (212) 720-4254

                 FOOT LOCKER, INC. REPORTS FIRST QUARTER RESULTS

         o    Income from Continuing Operations Increased to $0.27 Per Share

         o    Gross Margin Rate Improves by 120 Basis Points

         o    Debt, Net of Cash, Decreased by $67 Million from Last Year

         o Company Expects its Second Quarter EPS to Meet or Exceed Current Analysts' Estimates

NEW YORK, NY, May 22, 2003 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its first quarter ended May 3, 2003.

Income from continuing operations for the Company's first quarter ended May 3, 2003, increased to $39 million, or $0.27 per share, compared with $38 million, or $0.26 per share, last year. For the 13-week first quarter period, sales increased 3.5 percent to $1,128 million this year compared with sales of $1,090 million last year. First quarter comparable-store sales decreased 2.5 percent, on a constant currency rate basis.

The Company's financial position remains strong with debt, net of cash, of $52 million. This represents a $67 million reduction from the same period last year. Merchandise inventories remain on plan and well positioned to support the Company's second quarter sales expectations. During the first quarter of 2003 the Company opened 17 stores, remodeled/relocated 60 stores and closed 42 stores. At May 3, 2003, the Company operated 3,600 stores in 14 countries in North America, Europe and Australia.

"Our first quarter performance reflects the implementation of a series of ongoing initiatives designed to make our Company more efficient and which contributed to our increased earnings," stated Matthew D. Serra, Foot Locker, Inc.'s President and Chief Executive Officer. "We are encouraged by our first quarter performance, and in particular by our 120 basis point gross margin rate improvement. Given this success, we are somewhat more confident in our ability to increase our future quarter-over-quarter earnings per share, and we currently expect our second quarter 2003 net income from continuing operations to meet or exceed the current analysts' consensus estimate of $0.24 per share."

The Company is hosting a live conference call at 10:00 am (EST) on Thursday, May 22, 2003 to review 2003 first quarter results, discuss our 2003 outlook, and respond to analysts' questions. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 pm on Monday, May 26, 2003.

                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, and the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

           Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

                                FOOT LOCKER, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
                    Periods ended May 3, 2003 and May 4, 2002
                     (In millions, except per share amounts)

                                       First Quarter       First Quarter
                                           2003                2002
                                          ------              ------
Sales                                     $1,128              $1,090
Cost of sales                                783                 770
Selling, general and
administrative expenses                      241                 220
Depreciation and amortization                 37                  36
Interest expense, net                          5                   7
                                          ------              ------
                                           1,066               1,033
                                          ------              ------
Income from continuing
operations before
  income taxes                                62                  57
Income tax expense                            23                  19
                                          ------              ------
Income from continuing
operations                                    39                  38
Loss on disposal of
discontinued operations                       --                 (18)
Cumulative effect of
accounting changes, net
  of income taxes                             (1)                 --
                                          ------              ------
Net income                                $   38              $   20
                                          ------              ------
Diluted EPS:
Income from continuing
operations                                $ 0.27              $ 0.26
Loss on disposal of
discontinued operations                       --               (0.12)
Cumulative effect of
accounting changes, net
  of income taxes (1)                      (0.01)                 --
                                          ------              ------
Net income                                $ 0.26              $ 0.14
                                          ------              ------
Weighted-average diluted
shares outstanding                         151.3               150.9

(1) Related to adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations."

                                FOOT LOCKER, INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (In millions)

                                                                  May 3,            May 4,
                                                                   2003              2002
                                                                  ------            ------
Assets
CURRENT ASSETS
Cash and cash equivalents                                         $  306            $  278
Merchandise inventories                                              941               839
Assets of discontinued operations                                      2                 3
Other current assets                                                  90                86
                                                                  ------            ------
                                                                   1,339             1,206

Property and equipment, net                                          626               626
Deferred tax assets                                                  233               253
Other assets                                                         333               280
                                                                  ------            ------
                                                                  $2,531            $2,365
                                                                  ======            ======
Liabilities and Shareholders' Equity
CURRENT LIABILITIES
Accounts payable                                                  $  344            $  353
Accrued liabilities                                                  254               183
Current liabilities and reserves for restructuring,
  discontinued operations and businesses held for sale                21                22
Current portion of long-term debt and
  obligations under capital leases                                    --                32
                                                                  ------            ------
                                                                     619               590
Long-term debt and obligations under capital
   leases                                                            358               365
Other liabilities                                                    401               384
SHAREHOLDERS' EQUITY                                               1,153             1,026
                                                                  ------            ------
                                                                  $2,531            $2,365
                                                                  ======            ======

                                     -MORE-

                                FOOT LOCKER, INC.
                       Store and Estimated Square Footage
                                   (unaudited)
                          (Square footage in thousands)

                                      May 3             May 4,         February 1        February 2,
                                      2003              2002              2003              2002
                                   -----------------------------------------------------------------
Foot Locker U.S.
   Number of stores                   1,458             1,476             1,477             1,472
   Gross square footage               5,978             6,024             6,043             6,039
   Selling square footage             3,469             3,447             3,497             3,442

Lady Foot Locker
   Number of stores                     600               618               606               632
   Gross square footage               1,335             1,389             1,362             1,416
   Selling square footage               754               791               781               816

Kids Foot Locker
   Number of stores                     370               387               377               391
   Gross square footage                 899               937               912               944
   Selling square footage               535               559               547               567

Champs Sports
   Number of stores                     588               570               582               574
   Gross square footage               3,285             3,219             3,262             3,262
   Selling square footage             2,305             2,259             2,292             2,280

Foot Locker International
   Number of stores                     584               531               583               521
   Gross square footage               1,645             1,497             1,639             1,482
   Selling square footage               922               855               920               837

Total Athletic Group
   Number of stores                   3,600             3,582             3,625             3,590
   Gross square footage              13,142            13,066            13,218            13,143
   Selling square footage             7,985             7,911             8,037             7,942

                                      -XXX-